Exhibit 23(j) - Consent of PricewaterhouseCoopers LLP

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 16, 2000, relating to the financial statements and financial highlights which appears in the April 30, 2000 Annual Report to Shareholders of Alliance Growth Investors Fund and Alliance Conservative Investors Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York 10036
August 21, 2000